Exhibit 99.1


                         ARIAD Provides Update Regarding
                  AP23573 Phase 3 Trial in Metastatic Sarcoma



   CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 5, 2007--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that the Company has received feedback from the U.S. Food and Drug Administration (FDA) regarding its Special Protocol Assessment on the design and endpoints for its Phase 3 pivotal trial of oral AP23573, its novel mTOR inhibitor, in metastatic sarcoma. Based on the FDA's response, the Company intends to pursue its Phase 3 trial in the same treatment setting as originally proposed (patients with metastatic sarcoma following a favorable response to chemotherapy), with overall survival as the primary endpoint and progression-free survival as a key secondary endpoint. As a result, the Company anticipates that initiation of patient enrollment may be delayed from the second to the third quarter of 2007. The Company expects to provide further details concerning the registration trial based on receipt of follow-up Protocol Assistance from the European Medicines Agency (EMEA) and ongoing interactions with the FDA.

   "We are working to ensure that our pivotal trial for AP23573 conforms to the guidance and requirements put forth by both the U.S. and European regulatory agencies and will initiate patient enrollment as soon as possible," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.

   About ARIAD

   ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

   Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "may", "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the design, endpoints and timing of our Phase 3 clinical trial of AP23573, risks and uncertainties regarding our ability to accurately estimate the timing and actual R&D expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture or have manufactured our product candidates on a commercial scale, risks and uncertainties regarding our ability to successfully recruit centers, enroll patients and conduct clinical studies of product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or any partner's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and any partner's product candidates, risks and uncertainties related to the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the Securities and Exchange Commission. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.



    CONTACT: ARIAD Pharmaceuticals, Inc.
             Investors
             Ed Fitzgerald, 617-621-2345
             or
             Pure Communications
             Media
             Andrea Johnston, 910-681-1088